MALT 05-02

Paydown Rules

Group 1:

Pay 1A1, 1A2, 1A3 and 1A4 pro rata until retired;

Group 2:

Pay 2A1, until retired;

Group 3:

Pay 3A1, until retired;

Group 4:

1) Pay 4N1 and 4N2 pro rata, the NAS Principal Distribution Amount until retired;

2) Pay sequentially FA, then AB in that order until retired.

3) Pay 4N1 and 4N2 pro rata, until retired.

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent times the scheduled principal amount and the NAS percent times the NAS prepay shift of the unscheduled principal amount.  The NAS percent will be equal to the 4N1 and 4N2 balances divided by the total balance of the senior certificates. The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

PPC RAMP        8 - 24 CPR over 12 months.

For this group (4) we bought an interest rate corridor from Bear Stearns.  This corridor provides the FA class with a 9% cap according to the schedule at 100 PPC.

Group 5:

Pay 5A1, until retired;

Group 6

Pay 6A1, until retired;

Bond and group sizes are not final.

We will add bonds to group 1 paying pro rata.